Exhibit 10.2

GUARANTY SUPPLEMENT

To the Holders of the Series A-1 Notes, Series A-2

Notes and Series A-3 Notes (as hereinafter defined)

of STERIS Corporation (the “Company”)

Re: HSTD LLC.

Ladies and Gentlemen:

WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company issued (a) $40,000,000 aggregate principal amount of its 4.20% Senior Notes, Series A-1, due December 15, 2008 (the “Series A-1 Notes”), (b) $40,000,000 aggregate principal amount of its 5.25% Senior Notes, Series A-2, due December 15, 2013 (the “Series A-2 Notes”) and (c) $20,000,000 aggregate principal amount of its 5.38% Senior Notes, Series A-3, due December 15, 2015 (the “Series A-3 Notes”; the Series A-1 Notes, Series A-2 Notes and the Series A-3 Notes shall be collectively referred to herein to the “Notes”) pursuant to those certain Note Purchase Agreements dated as of December 17, 2003 (the “Note Purchase Agreements”) between the Company and each of the purchasers named on Schedule A thereto (the “Initial Note Purchasers”).

WHEREAS, as a condition precedent to their purchase of the Notes, the Initial Note Purchasers required that certain subsidiaries of the Company enter into a Subsidiary Guaranty as security for the Notes (the “Guaranty”).

Pursuant to Section 9.7 of the Note Purchase Agreements, the Company has agreed to cause the undersigned, HSTD LLC, a limited liability company organized under the laws of Delaware (the “Additional Guarantor”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantor desires to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after September 13, 2007, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreements and Notes to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected Vice President and Treasurer of the Additional Guarantor, a subsidiary of the Company, and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty.

Upon execution of this Guaranty Supplement and effective as of September 13, 2007, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

Dated as of September 25, 2007

HSTD LLC

By: /s/ WILLIAM L. AAMOTH
William L. Aamoth Vice President and Treasurer
Accepted and Agreed:

STERIS CORPORATION

By: /s/ WILLIAM L. AAMOTH
William L. Aamoth Vice President and Corporate Treasurer